Exhibit 10.2

ADOPTION AGREEMENT
DIRECTORS' DEFERRED COMPENSATION PLAN

A.      I,                       , a Director of First National Bank of Pulaski (the Bank), acknowledge that I have been furnished with a copy of the Directors' Deferred Compensation Plan of First National Bank of Pulaski (the Plan) and that I have been selected for participation therein.

B.      I hereby adopt the Plan and agree to be bound by all of its provisions as it now exists or may hereafter be amended.

C.      My beneficiary(ies) is:

          PRIMARY:

          CONTINGENT:

D.     I agree to take such physical examination and to supply truthfully and completely such information as may be required by the Bank.

E.     My normal retirement date for purposes of the Plan is May 1, 2       .

F.     The amount of my post-retirement death benefits payable under Paragraph 2.3(a) of the Plan is $         payable monthly for a total of 180 months.

(i) The monthly Pre-Retirement death benefits will be increased by $         every twelve months prior to my Normal Retirement Date until death.

G.    The amount of my post retirement income benefits payable under Paragraph 2.4 of the Plan is $          payable monthly for a total of 180 months.

H.    In consideration of my participation in this plan, I agree to defer $800 per month from my compensation until my Normal Retirement Date which shall be applied as provided in the Plan to which this Adoption Agreement is attached.

I.     This Adoption Agreement may be amended only by the written consent of the Bank and the Participant, except that the Participant can change the beneficiary designation in writing at any time as provided in Article 2.8 of the Plan.

J.    The effective date for my enrollment for all purposes of the Directors' Deferred Compensation Plan is the later of January 1, 2001 or the date the Bank puts the plan into effect.

DATE:

DATE:
                                                                                                 Authorized Representative
                                                                                                 of First National Bank of Pulaski